EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 12, 2009, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of TomoTherapy Incorporated on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of TomoTherapy Incorporated on Forms S-8 (File No. 333-144318, effective July 3, 2007 and File No. 333-142829, effective May 10, 2007).
/s/ GRANT THORNTON LLP
GRANT THORNTON LLP
Madison, Wisconsin
March 12, 2009